Exhibit 1.02

HITTITE MICROWAVE CORPORATION

Conflict Minerals Report

For the reporting period from January 1, 2013 to December 31, 2013

This Conflict Minerals Report (the “Report”) of Hittite Microwave Corporation ( “we,” “us,” or the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Conflict Minerals Rule”) promulgated by the Securities and Exchange Commission, or “SEC,” under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2013 to December 31, 2013.

The Conflict Minerals Rule requires disclosure of certain information when a company manufactures, or contracts to manufacture, products for which the minerals specified in the Rule are necessary to the functionality or production of those products.  The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives of tantalum, tin and tungsten (the “Specified Minerals”).  The “Covered Countries” for the purposes of the Conflict Minerals Rule are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

I. Description of the Company’s Products Covered by this Report

We design, develop and manufacture, or contract for the manufacture of, high performance integrated circuits, modules, subsystems and instrumentation for technically demanding radio frequency, microwave and millimeterwave applications. At December 31, 2013, we offered more than 1,100 individual standard and custom products having different electronic functions, performance characteristics and form factors, each represented by an individual part number. We believe that substantially all the products that we manufacture contain one or more of the Specified Minerals, and that the Specified Minerals included in our products are in most cases necessary to their functionality.

This Report relates to products: (i) for which Specified Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by us; and (iii) for which the manufacture was completed during calendar year 2013.

In our annual and quarterly reports to the Securities and Exchange Commission and in our external communications with customers and others we categorize our individual products for descriptive purposes into 36 product categories or product lines, based on their electronic function. To provide meaningful information to readers of this Conflict Minerals Report, the results of our due diligence efforts are aggregated at the level of these functional product lines. Any reference herein to “Covered Products” or “Covered Product Groups” should be interpreted to refer collectively to all of the individual part numbers that are included in that functional product category or product line, as follows:

Our Covered Product Groups

Amplifiers	Frequency dividers and detectors	Phase locked loops with integrated voltage controlled oscillators
Attenuators	Frequency multipliers	Phase shifters

Automatic gain control	High speed digital logic	Power detectors
Broadband time delays	IF signal processing	Sensors
Clocks and timing	Interface	Signal conditioners
Comparators	Limiting amplifiers	Signal generators /instrumentation
Crosspoint switches	Mixers and converters	Successive detection logarithmic video amplifiers
Data converters	Modulators and demodulators	Switches
DC power conditioning	Multiplexer/demultiplexer (mux/demux)	Transimpedance amplifiers
DC power management	Optical modulator drivers	Transceivers
Dielectric resonator oscillators	Passives	Variable gain amplifiers
Filters-tunable	Phase locked loops	Voltage controlled oscillators and phase locked oscillators

We also offer modules and subsystems and instrumentation that incorporate or integrate multiple parts from the above Covered Product Groups.

II. Summary Results of our Reasonable Country of Origin Inquiry and Due Diligence

We were unable, through the country of origin inquiry described in our Form SD, to obtain responses sufficient to form the basis for a reasonable belief either that none of the necessary Specified Minerals included in our Covered Products originated in a Covered Country, or that such necessary Specified Minerals were from recycled or scrap sources. We therefore exercised due diligence on the source and chain of custody of our Specified Minerals, in a manner that we believe conforms to the Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, or “Due Diligence Guidelines,” of the Organization for Economic Co-operation and Development, or “OECD.”

Our due diligence efforts fell into the following categories described in the OECD Due Diligence Guidelines:

Step I: Establish strong management systems;

Step II: Assess risk in the supply chain;

Step III: Design and implement a strategy to respond to identified risk;

Step IV: Carry out independent third-party audit of supply chain; and

Step V: Report on supply chain due diligence.

After exercising this due diligence, as described more fully below, we were unable to determine whether or any of our Covered Product Groups qualifies as “DRC conflict free,” or “not DRC conflict free,” as defined under the Conflict Minerals Rule.  Accordingly, we concluded that, based on the information currently available to us, each of our Covered Product Groups manufactured or contracted to be manufactured in 2013 is “DRC conflict undeterminable.”

III. Our Due Diligence Efforts

OECD Step I: Establish strong management systems

We organized a cross-functional working group, which we refer to in this report as our “Conflict Minerals Working Group,” including representatives from the following disciplines within our organization: engineering, product development, materials management, purchasing, manufacturing, quality, finance and sales. The Conflict Minerals Working Group was chaired by our vice president of global operations, who is an executive officer of our company, and reported periodically to our chief executive officer and to our Board of Directors. The Conflict Minerals Working Group met in person or by telephone conference call on at least 46 occasions between April 2013 and April 2014 to establish and review the results of our conflict minerals due diligence activities.

We also adopted, and communicated to our suppliers, a corporate policy to seek, to the extent reasonably possible, to minimize the use in our products of Specified Minerals that are not “DRC conflict free” (meaning that they do not contain Specified Minerals that directly or indirectly finance or benefit armed groups in the Covered Countries), and we provided training to our employees in relevant areas of our organization.

We also created an information technology infrastructure and database to enable us to collect, track and analyze and document the conflict minerals compliance status of our Active Suppliers.

We attended Conflict Minerals-related extracurricular activities and training by means of offsite seminars, online webinars and teleconferences hosted by Conflict Minerals consultants and also participated in Conflict Minerals survey requests. In addition we also interacted with eight audit consultants in relation to performing an independent assessment of Hittite’s conflict minerals program, should an audit of our due diligence be required. We also issued weekly Conflict Minerals status updates to all members of the Conflict Minerals Working Group, which summarized our due diligence efforts with our Active Suppliers, highlighted key activities from the reporting week and plans for the following week.

OECD Step II: Assess risk in the supply chain

When we conducted our a good faith reasonable country of origin inquiry, we designed it to include inquiries as to the source (i.e., back to the smelter) and the chain of custody of all Specified Minerals included in our Covered Products, so as to enable us, if necessary, also to conduct due diligence on the source and chain of custody of our Specified Minerals, should our country of origin inquiry prove inconclusive.

Our supply chain is complex. We do not purchase Specified Minerals directly from mines, smelters or refiners, and there are many intervening steps in the supply chain between the original sources of these minerals and our receipt of the materials we use to manufacture the Covered Product Groups. We must therefore rely on our Identified Minerals Suppliers, and their upstream suppliers, to provide information regarding the origin of Specified Minerals that are included in our products that are sold or sampled to customers in 2013. Not all of our Identified Minerals Suppliers were able to provide us with this information. For example, our principal suppliers include our foundries, which manufacture semiconductor wafers to our specifications. Of our thirteen principal foundries, five were not able to certify to us the source of the Specified Minerals included in the wafers they supplied to us in 2013.

Several of our principal suppliers that are component distributors also stated that they were unable to make Conflict Minerals declarations, provided responses that were incomplete or advised us to contact the manufacturers directly for their Conflict Mineral information.

The due diligence steps we took in order to seek to ascertain the source and chain of custody of Specified Minerals included in our Covered Product Groups included the following:

•                  The Conflict Minerals Working Group reviewed our list of approximately four thousand suppliers of goods and services to identify those that were still active (i.e., had supplied us with materials or services in 2012 or 2013) and as to which there was a reasonable likelihood that the raw materials or components that they supplied to us might contain a Specified Mineral. We identified approximately 845 of these suppliers, which we refer to as the “Active Suppliers.”

•                  We sent a questionnaire to 689 Active Suppliers, in a format developed by the Electronic Industry Citizenship Coalition (EICC) and the Global e-Sustainability Initiative (GeSI) Extractives Working Group, that asked, among other things, whether Specified Minerals were contained in any product supplied to us by the respondent and, if so, whether they originated in a Covered Country, and also requested that the respondent identify the specific facility at which such Specified Minerals were smelted or refined. The remaining 156 Active Suppliers were determined not to have supplied Specified Minerals and therefore were not surveyed.

•                  Active Suppliers that did not respond within a reasonable amount of time or whose responses were insufficient were contacted again in writing and by telephone. We estimate that in the course of this effort, we made approximately 150 telephone calls and sent/received approximately 2,700 letters and emails. Hittite established a Supplier Point of Contact and engaged with the Active Suppliers and coached them on the requirements of Conflict Minerals. For Active Suppliers that were non-responsive, contact was escalated within the Conflict Minerals Working Group.

•                  Of the Active Suppliers, 144 reported that Specified Minerals were included in the products or components they supplied to us in 2013. We refer to the latter as the “Identified Minerals Suppliers.”

•                  We engaged with each of the Identified Minerals Suppliers and ultimately received completed EICC/GeSI questionnaires from almost all of them, with the following results:

•                  Of the 144 Identified Minerals Suppliers,

•                  73 stated that were unable to determine the origin of the Specified Minerals they supplied to Hittite, including:

•                  55 who provided responses stating that their own inquiries were not complete; and

•                  18 who provided responses that were incomplete or that we otherwise determined were not reliable; and

•                  71 responded that the Specified Minerals they supplied did not originate in a Covered Country. We reviewed the responses of these suppliers for completeness, internal consistency and for the presence of contrary evidence, or “red flags,” that might cast doubt on the reliability of the supplier’s representation as to the material’s origin. Where such an Identified Minerals Supplier’s response was considered by us to be reliable, based upon that review, and identified a specific conflict-free smelter at which the Specified Minerals supplied to us were processed, we characterized the supplier as a “Non-DRC Supplier.”

•                  Of the 144 Identified Minerals Suppliers, 50 stated that their Specified Minerals came from a recycler or scrap supplier, 56 stated none of their Specified Minerals came from a recycler or scrap supplier and 38 stated that they were uncertain if their Specified Minerals came from a recycler or scrap supplier.

•                  We then created a database that associated each of the individual part numbers included in our 36 Product Groups with the Identified Minerals Suppliers that supplied material that was included in those individual parts. Through this analysis, we determined how many of the individual parts constituting each Product Group contained Specified Minerals that were supplied solely by suppliers we had been able to classify as Non-DRC Suppliers.

•                  In the course of these efforts, we did not undertake any direct engagement with mines, smelters or refiners. However, based on the results of our inquiries, we have formed a reasonable belief as to certain countries of origin and certain smelters that are sources of Specified Materials included in our Covered Product Groups. This information is set forth in Appendix A to this Conflict Minerals Report.

•                  Most of the individual parts comprising each of our Covered Product Groups included material from at least one Identified Minerals Supplier as to which we were unable to establish the smelter, mine or country of origin.

We have no actual knowledge, as a result of our inquiry or otherwise, that any Specified Minerals that were contained in products we manufactured during 2013 originated in a Covered Country and directly or indirectly financed or benefited an armed group. However, because the percentage of our individual products included in each of our Covered Product Groups that we were actually able, through the due diligence described above, to trace to an identifiable conflict free mine or smelter was so low, we concluded that the results of our due diligence were insufficient to enable us to determine that any of our 36 Covered Product Groups was either “DRC conflict free” or “not DRC conflict free,” as those terms are defined in the Conflict Minerals Rule. Accordingly, we determined that each of our Covered Product Groups is “DRC conflict undeterminable,” as defined in the Rule.

OECD Step III: Design and implement a strategy to respond to identified risk

To reduce the risk of purchasing and including in any of our Covered Product Groups Specified Materials that originate in a Covered Country and that directly or indirectly financed or benefited an armed group we have taken steps to:

•                  Establish supplier approval and certification requirements that include conflict minerals compliance as a criterion;

•                  Modify the terms of our volume purchase agreements and purchase orders to include undertakings as to conflict minerals compliance;

•                  Document supplier status and progress toward compliance;

•                  Identify and qualify DRC conflict-free suppliers as alternative sources;

•                  Establish and document a process for management review and rationale for exceptions to “conflict free” policy;

•                  Implement a system for monitoring and measuring impact of these programs (i.e., reduction in usage of minerals that cannot be determined to be DRC conflict free) and report periodically to senior management;

•                  Incorporate a conflict minerals risk assessment as a step in our product design process;

•                  Establish mechanisms to ensure that changes in circumstances that present new risks are addressed (including a periodic management review of our conflict minerals due diligence plan).

•                  At incoming inspection confirm the presence of a certificate of analysis to the requirements of our Conflict Minerals policy.

•                  Physically segregate and secure any shipment for which there is an identified risk that the Specified Minerals originated in a Covered Country and directly or indirectly financed or benefited an armed group.

OECD Step IV: Carry out independent third-party audit of supply chain

Under the SEC transition rule that applies to our first two years of reporting under the Conflict Minerals Rule, an independent third party audit of this Report is not required. We have not undertaken any independent third party audit of our supply chain.

OECD Step V: Report on supply chain due diligence

In satisfaction of this requirement, we have:

•                  Reported the results of our due diligence to senior management and to our Board of Directors;

•                  Prepared and filed the foregoing Form SD and this Conflict Minerals Report; and

•                  Posted the required content on our corporate website.

IV. Measures to improve our future due diligence

We expect to take the following steps, among others, to improve our due diligence measures and to further mitigate the risk that Specified Minerals contained in our products finance or benefit armed groups in the Covered Countries:

•                  continue to engage with suppliers to obtain current, accurate and complete information about the supply chain;

•                  consider the need to encourage suppliers to implement responsible sourcing and to have them encourage smelters and refiners to obtain a “conflict-free” designation from an independent, third-party auditor;

•                  incorporate our Conflict Minerals policy into our ERP system;

•                  consider the need to directly engage with smelters and refiners to encourage having verifiable “conflict-free” sources; and

•                  participate in industry initiatives encouraging “conflict-free” supply chains.

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APPENDIX A

Certain Identified Facilities and Countries of Origin

Based on the results of our due diligence inquiries, we identified certain smelters and countries of origin that we believe are sources of Specified Materials included in our Covered Product Groups. This information is set forth in the table below.

Metal	Standard Smelter Names	Smelter Facility Location: Country	Location of Mine
Gold	Western Australian Mint trading as The Perth Mint	Australia	Australia
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium	Unknown
Gold	AngloGold Ashanti Mineração Ltda	Brazil	Unknown
Gold	Umicore Brasil Ltda	Brazil	Unknown
Gold	Johnson Matthey Limited	Canada	Unknown
Gold	Royal Canadian Mint	Canada	Canada
Gold	Xstrata Canada Corporation	Canada	Unknown
Gold	Argor-Heraeus SA	Switzerland	Unknown
Gold	Cendres & Metaux SA	Switzerland	Unknown
Gold	Metalor Technologies SA	Switzerland	Unknown
Gold	PAMP SA	Switzerland	Unknown
Gold	Valcambi SA	Switzerland	Unknown
Gold	PX Précinox SA	Switzerland	Unknown
Gold	Codelco	Chile	Chile
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China	Unknown
Gold	Jiangxi Copper Company Limited	China	Unknown
Gold	The Refinery of Shandong Gold Mining Co., Ltd	China	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd	China	Unknown
Gold	The Great Wall Gold and Silver Refinery of China	China	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	China
Gold	Zijin Mining Group Co. Ltd	China	Unknown
Gold	Suzhou Xingrui Noble	China	Unknown
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	Germany	Mozambique
Gold	Aurubis AG	Germany	Unknown

Metal	Standard Smelter Names	Smelter Facility Location: Country	Location of Mine
Gold	Heimerle + Meule GmbH	Germany	Unknown
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Unknown
Gold	SEMPSA Joyeria Plateria SA	Spain	Unknown
Gold	Heraeus Ltd Hong Kong	Hong Kong	Unknown
Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong	Unknown
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Unknown
Gold	Chimet SpA	Italy	Unknown
Gold	Asahi Pretec Corp	Japan	Unknown
Gold	Dowa	Japan	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Japan
Gold	Japan Mint	Japan	Unknown
Gold	JX Nippon Mining & Metals Co.Ltd Nittko seiren(saganoseki)	Japan	Unknown
Gold	Matsuda Sangyo Co. Ltd	Japan	Unknown
Gold	Mitsubishi Materials Corporation naosima seirenjyo	Japan	Unknown
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Unknown
Gold	Sumitomo Metal Mining Co. Ltd.	Japan	Unknown
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Unknown
Gold	Tokuriki Honten Co. Ltd	Japan	Unknown
Gold	Nihon Material Co. LTD	Japan	Unknown
Gold	Aida Chemical Industries Co Ltd	Japan	Japan
Gold	Asaka Riken Co Ltd	Japan	Japan
Gold	Kojima Chemicals Co. Ltd	Japan	Japan
Gold	YOKOHAMA METAL CO.,LTD.	Japan	Japan
Gold	Chugai Mining	Japan	Japan
Gold	Pan Pacific Copper Co. LTD	Japan	Unknown
Gold	Kazzinc Ltd	Kazakhstan	Unknown
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Unknown
Gold	Central Bank of the DPR of Korea	Korea, Republic of	Unknown
Gold	LS-Nikko Copper Inc	Korea, Republic of	Unknown
Gold	Torecom	Korea, Republic of	Unknown
Gold	Daejin Indus Co. Ltd	Korea, Republic of	Unknown
Gold	DaeryongENC	Korea, Republic of	Unknown
Gold	Do Sung Corporation	Korea, Republic of	Unknown
Gold	Hwasung CJ Co. Ltd	Korea, Republic of	Unknown
Gold	Korea Metal	Korea, Republic of	Unknown
Gold	Samwon Metal	Korea, Republic of	Unknown

Metal	Standard Smelter Names	Smelter Facility Location: Country	Location of Mine
Gold	Caridad	Mexico	Chile; Mexico
Gold	Met-Mex Peñoles, S.A.	Mexico	Unknown
Gold	Schone Edelmetaal	Netherlands	Unknown
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Unknown
Gold	FSE Novosibirsk Refinery	Russian Federation	Unknown
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Unknown
Gold	JSC Uralectromed	Russian Federation	Unknown
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Unknown
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Unknown
Gold	OJSC Kolyma Refinery	Russian Federation	Unknown
Gold	L’ azurde Company For Jewelry	Saudi Arabia	Unknown
Gold	Boliden AB	Sweden	Unknown
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Unknown
Gold	Istanbul Gold Refinery	Turkey	Unknown
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	Unknown
Gold	Solar Applied Materials Technology Corp.	Taiwan	Unknown
Gold	JM USA	United States	Unknown
Gold	Materion	United States	Unknown
Gold	Metalor USA Refining Corporation	United States	Unknown
Gold	Ohio Precious Metals	United States	Unknown
Gold	Sabin Metal Corp.	United States	Unknown
Gold	Sabin	United States	Unknown
Gold	Kennecott Utah Copper LLC	United States	Unknown
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Unknown
Gold	Navoi	Uzbekistan	Unknown
Gold	Rand Refinery (Pty) Ltd	South Africa	Africa
Gold	CV DS Jaya Abadi	Indonesia	Unknown
Gold	Ganzhou Huaxing Tungsten	China	China
Gold	Ganzhou Nonferrous Metals	China	Unknown

Metal	Standard Smelter Names	Smelter Facility Location: Country	Location of Mine
Smelting Co Ltd.
Gold	Hunan Chenzhou Mining Industry Group	China	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China	Unknown
Tantalum	Plansee	Austria	Ethiopia, Australia, Nigeria, China
Tantalum	CIF	Brazil	Brazil
Tantalum	Duoluoshan	China	Unknown
Tantalum	F&X	China	China
Tantalum	Jiujiang Jinxin Nonferrous Metals Co., Ltd.	China	Unknown
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Addis Ababa, Ethiopia
Tantalum	Zhuzhou Cement Carbide	China	Unknown
Tantalum	RFH	China	Unknown
Tantalum	Conghua Tantalum and Niobium Smeltry	China	Unknown
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	China	Unknown
Tantalum	King-Tan Tantalum Industry Ltd	China	Unknown
Tantalum	H.C. Starck GmbH	Germany	Australia, Brazil
Tantalum	Molycorp Silmet A.S.	Estonia	Unknown
Tantalum	Metallurgical Products India Pvt Ltd	India	Unknown
Tantalum	Mitsui Mining & Smelting	Japan	Australia
Tantalum	Taki Chemicals	Japan	Unknown
Tantalum	Ulba	Kazakhstan	Unknown
Tantalum	Solikamsk Metal Works	Russian Federation	Unknown
Tantalum	Exotech Inc.	United States	Unknown
Tantalum	Gannon & Scott	United States	Unknown
Tantalum	Global Advanced Metals	United States	Australia Canada Mozambique
Tantalum	Kemet Blue Powder	United States	Unknown
Tantalum	Hi-Temp	United States	Unknown
Tantalum	Telex	United States	Unknown
Tantalum	QuantumClean	United States	Unknown
Tantalum	Tantalite Resources	South Africa	Unknown
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Unknown

Metal	Standard Smelter Names	Smelter Facility Location: Country	Location of Mine
Tin	Metallo Chimique	Belgium	Unknown
Tin	EM Vinto	Bolivia	Unknown
Tin	OMSA	Bolivia	Unknown
Tin	Mineração Taboca S.A.	Brazil	Unknown
Tin	White Solder Metalurgia	Brazil	Brazil
Tin	Cooper Santa	Brazil	Brazil
Tin	Gejiu Zi-Li	China	China
Tin	Gejiu Non-ferrous	China	Bolivia
Tin	Gold Bell Group	China	Unknown
Tin	Jiangxi Nanshan	China	Unknown
Tin	Liuzhou China Tin	China	Unknown
Tin	Yunnan Chengfeng	China	Unknown
Tin	Yunnan Tin Company Limited	China	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China	Bolivia
Tin	Minmetals Ganzhou Tin Co. Ltd.	China	Unknown
Tin	Huichang Jinshunda Tin Co. Ltd	China	Unknown
Tin	Kai Unita Trade Limited Liability Company	Indonesia	China
Tin	Linwu Xianggui Smelter Co	China	Unknown
Tin	CV Duta Putra Bangka	Indonesia	China
Tin	CV JusTindo	Indonesia	Unknown
Tin	CV Makmur Jaya	Indonesia	Unknown
Tin	CV Nurjanah	Indonesia	Unknown
Tin	CV Prima Timah Utama	Indonesia	Unknown
Tin	CV Serumpun Sebalai	Indonesia	Unknown
Tin	CV United Smelting	Indonesia	Indonesia
Tin	PT Alam Lestari Kencana	Indonesia	Unknown
Tin	PT Artha Cipta Langgeng	Indonesia	Unknown
Tin	PT Babel Inti Perkasa	Indonesia	Unknown
Tin	PT Stanindo Inti Perkasa	Indonesia	Unknown
Tin	PT Babel Surya Alam Lestari	Indonesia	Unknown
Tin	PT Bangka Kudai Tin	Indonesia	Indonesia
Tin	PT Bangka Putra Karya	Indonesia	Unknown
Tin	PT Bangka Timah Utama Sejahtera	Indonesia	Unknown
Tin	PT Belitung Industri Sejahtera	Indonesia	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia	Unknown
Tin	PT Bukit Timah	Indonesia	Unknown
Tin	PT Eunindo Usaha Mandiri	Indonesia	Unknown
Tin	PT Fang Di MulTindo	Indonesia	Unknown
Tin	PT HP Metals Indonesia	Indonesia	Unknown

Metal	Standard Smelter Names	Smelter Facility Location: Country	Location of Mine
Tin	PT Koba Tin	Indonesia	Unknown
Tin	PT Mitra Stania Prima	Indonesia	Unknown
Tin	PT Refined Banka Tin	Indonesia	Bolivia; Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia	Unknown
Tin	PT Stanindo Inti Perkasa	Indonesia	Unknown
Tin	PT Sumber Jaya Indah	Indonesia	Unknown
Tin	PT Timah	Indonesia	Unknown
Tin	PT Timah Nusantara	Indonesia	Unknown
Tin	PT Tinindo Inter Nusa	Indonesia	Unknown
Tin	PT Yinchendo Mining Industry	Indonesia	Unknown
Tin	PT Tambang Timah	Indonesia	Brazil; Peru
Tin	CV Gita Pesona	Indonesia	Unknown
Tin	PT Tommy Utama	Indonesia	Unknown
Tin	PT Bangka Tin Industry	Indonesia	Unknown
Tin	PT DS Jaya Abadi	Indonesia	Bangka, Indonesia
Tin	PT Panca Mega	Indonesia	Unknown
Tin	PT Seirama Tin investment	Indonesia	Unknown
Tin	PT Karimun Mining	Indonesia	Unknown
Tin	Cooper Santa	Brazil	Unknown
Tin	Mitsubishi Materials Corporation	Japan	Unknown
Tin	Malaysia Smelting Corp	Malaysia Smelting Corp	Unknown
Tin	Minsur	Peru	Unknown
Tin	Fenix Metals	Poland	Unknown
Tin	Novosibirsk Integrated Tin Works	Russian Federation	Unknown
Tin	Thaisarco	Thailand	Bolivia, Brazil, Canada, China, Indonesia, Malaysia, Peru
Tin	Cookson	United States	Unknown
Tungsten	Wolfram Bergbau und Hütten AG	Austria	AUSTRIA
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	China	Unknown
Tungsten	China Minmetals Corp.	China	China
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	China	China
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	China	China
Tungsten	Ganzhou Huaxing Tungsten Products Co. LTD.	China	Canada, Peru, Spain, Portugal & Bolivia

Metal	Standard Smelter Names	Smelter Facility Location: Country	Location of Mine
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	China, Russia, Canada
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	China	China
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	China	China
Tungsten	Hunan Chenzhou Mining Group Co	China	Unknown
Tungsten	A.L.M.T. Corp.	United States	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Unknown
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	China	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	Unknown
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Unknown
Tungsten	HC Starck GmbH	Germany	Unknown
Tungsten	Japan New Metals Co Ltd	Japan	Unknown
Tungsten	A.L.M.T. Corp.	Japan	Japan
Tungsten	Wolfram Company CJSC	Russian Federation	Russia
Tungsten	ATI Tungsten Materials	United States	Unknown
Tungsten	Global Tungsten & Powders Corp	United States	Canada, Peru, Spain, Portugal & Bolivia
Tungsten	Kennametal Inc.	United States	Unknown
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	Vietnam	Unknown